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                                                                    Exhibit 99.2

      Certification of Chief Executive Officer and Chief Financial Officer

Each of the undersigned officers hereby certifies that, to his knowledge, (1) the Annual Report on Form 10-K of Productivity Technologies Corp. for the year ended June 30, 2002 as to which this Certification is an exhibit fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and (2) the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Productivity Technologies Corp.

Signed this 14/th/ day of October, 2002.

/s/ Samuel N. Seidman
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     Samuel N. Seidman
     Chairman, Chief Executive Officer and President

/s/ Jesse A. Levine
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     Jesse A. Levine
     Vice President, Secretary, Treasurer and Chief Financial Officer